    EXHIBIT 10.8

DATED MAY 17 2011

SEGRO (WINNERSH) LIMITED (1)

EMERGENT PRODUCT DEVELOPMENT UK LIMITED (2)

DEED OF SURRENDER

relating to

Units 545 Winnersh Triangle, Wokingham, Berkshire

Manches LLP

9400 Garsington Road

Oxford Business Park

OXFORD OX4 2HN

Tel +44 (0)1865 722 106

Fax +44 (0)1865 201 012

DX 155710 Oxford 13

www.manches.com

Ref: SPS/ELV/180251/264906

INDEX

1	INTERPRETATION	3
2	SURRENDER	5
3	RELEASE OF THE TENANT	5
4	RELEASE OF THE TENANT’S GUARANTOR	5
5	RELEASE OF THE LANDLORD	5
6	LIABILITY	5
7	THIRD PARTY RIGHTS	6

Page

DATE

HM Land Registry

Landlord’s title number: BK 165703

Administrative area: WOKINGHAM

PARTIES

(1)	SEGRO (WINNERSH) LIMITED (registered number 05472073) whose registered office is at Cunard House 15 Regent Street London SW1Y 4LR (“Landlord”);

(2)	EMERGENT PRODUCT DEVELOPMENT UK LIMITED (registered number 03270465) whose registered office is at 545 Eskdale Road Winnersh Wokingham Berkshire RG41 5TU (“Tenant”);

BACKGROUND

(A)	This deed is supplemental to the Lease.

(B)	The Landlord is entitled to the immediate reversion to the Lease.

(C)	The residue of the term granted by the Lease is vested in the Tenant.

(D)	The Landlord and the Tenant have agreed to enter into this deed.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation set out in this clause 1 apply in this deed.

“Agreement for Surrender”	means an agreement for the surrender of the Lease dated _______ day of ____________ and made between the Landlord (1) the Tenant (2).

“HMLR”	HM Land Registry.

“Landlord’s Conveyancer”	Eversheds LLP of 1 Callaghan Square, Cardiff CF10 5BT (Ref: Kate Anderton) or any other conveyancer whose details may be notified in writing from time to time by the Landlord to the Tenant.

“Lease”
a lease of Units 545 Winnersh Triangle, Wokingham, Berkshire dated 13th December 1996 and made between Slough Properties Limited (1) Azur Environmental Limited (2), and all documents supplemental or collateral to that lease.

“Property”	Units 545 Winnersh Triangle, Wokingham, Berkshire as more particularly described in and demised by the Lease.

1.2	Clause headings do not affect the interpretation of this deed.

1.3	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) [and that person’s personal representatives, successors or permitted assigns].

1.4	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.5	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.6	A reference to any party shall include that party’s personal representatives, successors or permitted assigns.

1.7
A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.8	A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.9	A reference to “writing” or “written” includes faxes but not e-mail.

1.10	A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of the provisions of this agreement) at any time.

1.11	References to clauses are to the clauses of this deed.

1.12	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.13	References to the “Landlord” include a reference to the person entitled for the time being to the immediate reversion to the Lease.

1.14	The expressions “landlord covenant” and “tenant covenant” each have the meanings given to them by the Landlord and Tenant (Covenants) Act 1995.

2.	SURRENDER

2.1
In consideration of the releases by the Landlord pursuant to clause 3 and clause 4 the Tenant surrenders and yields up to the Landlord, with full title guarantee, all its estate, interest and rights in the Property and the Landlord accepts the surrender.

2.2
The Tenant shall not be liable under any of the covenants set out in section 3 or section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 for the consequences of any breach of the terms of the Lease concerning the condition of the Property.

2.3	The residue of the term of years granted by the Lease shall merge and be extinguished in the reversion immediately expectant on the termination of the Lease.

3.	RELEASE OF THE TENANT

The Landlord releases the Tenant and its predecessors in title from all the tenant covenants of the Lease but without prejudice to any liability that has accrued before completion of the Surrender or which remains pursuant to the Agreement for Surrender.

4.	RELEASE OF THE TENANT’S GUARANTOR

The Landlord releases the Tenant’s Guarantor from the covenants, indemnities and other obligations arising under or in respect of the Lease but without prejudice to any liability under that guarantee or those obligations (if any) that has accrued before completion of the Surrender or which remains pursuant to the Agreement for Surrender.

5.	RELEASE OF THE LANDLORD

The Tenant releases the Landlord and its predecessors in title to the immediate reversion to the Lease from all the landlord covenants of the Lease without prejudice to any liability that has accrued before completion of the Surrender or which remains pursuant to clause 5.5 of the Agreement for Surrender.

6.	LIABILITY

If the Landlord or the Tenant is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this deed. The Landlord may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

7.	THIRD PARTY RIGHTS

A person who is not a party to this deed shall not have any rights under or in connection with it.

SIGNED as a deed by SEGRO (WINNERSH) LIMITED acting by a director and its secretary or two directors
Director
Director / Secretary
SIGNED as a deed by EMERGENT PRODUCT DEVELOPMENT UK LIMITED acting by a director and its secretary or two directors
Director	/s/Stephen Lockhart
Director / Secretary	/s/Emma Wheatley